SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


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                                  June 22, 1998


                Date of Report (Date of earliest event reported)


                                TANDY CORPORATION


               (Exact name of registrant as specified in charter)


          Delaware                 1-5571              75-1047710
          (State or other          (Commission File    (IRS Employer
          jurisdiction of          Number)             Identification No.)
          of incorporation)



              100 Throckmorton, Suite 1800, Fort Worth, Texas 76102
               (Address of principal executive office) (Zip Code)


Registrant's telephone number, including area code (817) 415-3700

Item 5. OTHER

The text of a press release issued by the Company on June 22, 1998, is set forth below:

                 TANDY CORPORATION MEETS STRATEGIC OBJECTIVE OF
                          DIVESTITURE OF COMPUTER CITY

         Fort  Worth,  Texas  --  Tandy  Corporation's   (NYSE:  TAN)  strategic
objectives have been to divest of Computer City, focus on RadioShack's growth potential and optimize utilization of excess cash flow.

         Tandy has signed a definitive agreement with CompUSA Inc. (NYSE: CPU) for the sale of 100% of Tandy's Computer City, Inc. subsidiary ("CCI"). The purchase price is approximately $275 million payable in cash and a note. The transaction is subject to regulatory approval, due diligence and other conditions. It is currently anticipated that the sale will close within 90 days. Tandy reacquired the 19.9% interest of CCI from Eureka Venture Partners III LLP which was purchased in July of last year. Related to the Eureka Venture Partners transaction, the management agreement which was in place has been terminated. The Company will record in the June 1998 quarter an after-tax charge of $38 to $43 million as a result of the divestment. In addition, operating results will continue to be reported by Tandy until the sale closes. It is anticipated that the divestiture of Computer City will have a positive impact on future earnings and cash flow of Tandy Corporation.

         "Recent trends in the PC industry decreased the value of Computer City below our previous expectation, but the sale now permits Tandy management to focus on the exciting growth opportunities at RadioShack," stated Tandy Corporation Chairman and CEO John V. Roach.

         "I will continue to work closely with CompUSA to ensure an orderly transition and a timely closing," commented Leonard Roberts, CEO-elect of Tandy Corporation. "Now that Tandy is RadioShack and RadioShack is Tandy, the financial markets can finally analyze and value Tandy Corporation as a highly profitable retail format. Looking forward," Roberts continued, "our sales and profits at RadioShack continue to show excellent gains over the prior year. Our residual income from the sale of services will continue to grow and positively impact our earnings and new areas such as home connectivity are emerging. With the divestment of Computer City we couldn't be more optimistic of Tandy's future."

         Tandy   Corporation,   one  of  the  largest   retailers   of  consumer
electronics, sells its products through approximately 6,900 RadioShack(R) outlets.


         Statements made in this press release which are forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory and trade environment, real estate market fluctuations and other risks indicated in filings with the Securities and Exchange Commission such as Tandy's most recent Form 10-K and 10-Q.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 22nd day of June, 1998.


                                                           TANDY CORPORATION
                                                              (Registrant)


Date June 22, 1998                          __/S/ Dwain H. Hughes____________


                                             Dwain H. Hughes
                                             Senior Vice President and
                                             Chief Financial Officer